Exhibit 99.2

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

MICHAEL HANNA, derivatively on behalf of HEMISPHERX BIOPHARMA, INC.,

Plaintiff,

v.

WILLIAM A. CARTER, THOMAS K. EQUELS, IRAJ E. KIANI, WILLIAM M. MITCHELL, DAVID R. STRAYER, and RICHARD C. PIANI,

Defendants,

and

HEMISPHERX BIOPHARMA, INC.,

Nominal Defendant.
: : : : : : : : : : : : : : : : : : : : :	Lead Case No. 2:09-cv-06160-PD

STIPULATION AND AGREEMENT OF SETTLEMENT

Subject to the approval of the Court, and pursuant to Federal Rule of Civil Procedure 23.1(c), this Stipulation and Agreement of Settlement (the “Stipulation”), dated December 10, 2010, is made and entered into by and among the following Parties (as defined herein), each by and through their respective counsel of record in the above captioned consolidated shareholder derivative action (the “Action”): (i) Michael K. Hanna, Robert Rank, and Gary Bonnet (“Plaintiffs”), on behalf of themselves and derivatively on behalf of Hemispherx Biopharma, Inc. (“Hemispherx,” “the Company,” or the “Nominal Defendant”); (ii) nominal defendant Hemispherx; and (iii) William A. Carter, M.D., Thomas K. Equels, Iraj E. Kiani, N.D., Ph.D., William M. Mitchell, M.D., David R. Strayer, M.D., and Richard C. Piani (collectively “the Individual Defendants” and, together with Hemispherx, “Defendants”).  This Stipulation is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Plaintiffs’ Released Claims (as defined herein), upon the terms and subject to the conditions set forth herein.

I.	INTRODUCTION

According to its public filings, Hemispherx is a Philadelphia-based biopharmaceutical company engaged in the development of new drug entities for the treatment of viral and immune-based disorders, including Ampligen®, an experimental drug being developed for the treatment of chronic fatigue syndrome (“CFS”).  On July 7, 2008, the U.S. Food and Drug Administration (the “FDA” or “Agency”) accepted for substantive review the Company’s New Drug Application (“NDA”) for Ampligen® in the treatment of CFS.  Under the Prescription Drug User Fee Act (“PDUFA”), the original deadline for the FDA’s decision on the Ampligen® NDA was February 25, 2009.  In a February 18, 2009 press release, Hemispherx announced that the FDA had extended the PDUFA deadline for completing its review of the NDA until May 25, 2009.  In a May 26, 2009 press release, the Company reported, inter alia, that the FDA had advised “that it may require up to 1-2 additional weeks to take action beyond the scheduled [PDUFA] action date of May 25, 2009 on the [Ampligen® NDA].”  The FDA did not complete its review of the Ampligen® NDA until the end of November 2009 and, as Hemispherx announced on December 1, 2009, issued a Complete Response Letter to the Company, advising that the Agency could not approve the NDA at that time and outlining steps that Hemispherx needed to take to receive approval, including the design and completion of an additional clinical trial.

On December 29, 2009, plaintiff Michael K. Hanna filed a shareholder derivative action on behalf of Hemispherx under the caption, Hanna v. Carter, et al., 2:09-cv-06160-PD, alleging, inter alia, that the Individual Defendants breached their fiduciary duties to Hemispherx by causing the Company to issue a series of allegedly materially false and misleading statements and omissions between February 18, 2009 and December 1, 2009 regarding the timing and status of the FDA’s review of the Ampligen® NDA.  On January 21, 2010, and January 26, 2010, respectively, plaintiffs Robert Rank and Gary Bonnet filed substantially similar shareholder derivative complaints on behalf of Hemispherx.  These actions were captioned Rank v. Carter, et al.

2:10-cv-262-PD, and Bonnet v. Carter, et al., 2:10-cv-326-PD.  The Court subsequently consolidated all three derivative lawsuits, forming the Action.

On August 12, 2010, counsel for the Parties to the Action, among others, participated in an all-day mediation before retired U.S. District Court Magistrate Judge Diane M. Welsh (the “Mediation”).  Plaintiffs, as part of the settlement dialogue, issued a settlement demand to Defendants which included, among other things, proposed corporate governance reforms.  At the conclusion of the Mediation, however, the parties were not able to resolve the Action.

On September 15, 2010, Plaintiffs filed a consolidated complaint in the Action.  On October 18, 2010, Defendants filed a motion to dismiss the Action.  From the Mediation through November 5, 2010, the Parties to the Action continued to engage in arm’s-length settlement discussions, which ultimately culminated in an agreement in principle to resolve the Action.

II.	PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE BENEFITS OF SETTLEMENT

Plaintiffs’ Counsel (as defined herein) conducted an extensive investigation relating to the claims and the underlying events alleged in the Action including, but not limited to: (1) inspecting, analyzing, and reviewing Hemispherx’s public filings with the U.S. Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (2) drafting and filing the various complaints in the Action, including a detailed consolidated complaint; (3) preparing a mediation brief and participating in the Mediation; (4) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (5) researching corporate governance issues; and (6) participating in extensive settlement discussions with counsel for the Defendants.  Plaintiffs’ Counsel believe that the claims asserted in the Action have merit and that their investigation supports the claims asserted.  Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial and appeals, Plaintiffs have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.  Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and through possible appeals.  Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation.  Based on their evaluation, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, Hemispherx, and Current Hemispherx Shareholders (as defined herein), and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied and continue to deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Hemispherx, or any wrongdoing whatsoever.  Without admitting the validity of any of the claims Plaintiffs have asserted in the Action, or any liability with respect thereto, the Individual Defendants and Hemispherx have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.  Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation.  Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Hemispherx and Current Hemispherx Shareholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is or may be construed or used as evidence of the validity of any of Plaintiffs’ Released Claims (defined herein), or as an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

Plaintiffs (on behalf of themselves and derivatively on behalf of Hemispherx), the Individual Defendants, and Nominal Defendant Hemispherx, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to Court approval, the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice, as to all Parties, upon the terms and subject to the conditions set forth herein as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1       “Action” means the consolidated shareholder derivative action pending in the U.S. District Court for the Eastern District of Pennsylvania, Lead Case captioned Hanna, et al. v. Carter et al., Lead Case No. 2:09-CV-6160-PD, and including the Rank v. Carter, et al. 2:10-cv-262-PD, and Bonnet v. Carter, et al., 2:10-cv-326-PD cases.

1.2       “Board” means the Hemispherx Board of Directors.

1.3       “Court” refers to the United States District Court for the Eastern District of Pennsylvania.

1.4       “Current Hemispherx Shareholder” or “Current Hemispherx Shareholders” means, for purposes of this Stipulation, any Persons (defined below) who owned Hemispherx common stock as of the Execution Date of this Stipulation and who continue to hold their Hemispherx common stock as of the date of the Settlement Hearing, excluding the Individual Defendants (defined below), the officers and directors of Hemispherx, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

1.5       “Defendants” means collectively, the Individual Defendants and Nominal Defendant Hemispherx.

1.6       “Defendants’ Counsel” means Pepper Hamilton LLP, 3000 Two Logan Square, Eighteenth and Arch Streets, Philadelphia, Pennsylvania 19103.

1.7       “Defendants’ Released Claims” means collectively all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, including both known claims and Unknown Claims, asserted or that might have been asserted in any forum by Defendants’ Released Persons against Plaintiffs’ Released Persons, which arise out of, are based on, or relate in any way, directly or indirectly, to the institution, prosecution, or settlement of the Action (except for claims to enforce the Settlement).

1.8       “Defendants’ Released Persons” means each of the Defendants and, to the maximum extent permitted by law, each of Defendants’ immediate family members, spouses, heirs, executors, estates, administrators, trustees, assigns, and any trusts in which Defendants, or any of them, are settlors, or which are for the benefit of any Defendants and/or members of his immediate family; any entity in which a Defendant, and/or members of his family has a controlling interest; each of the Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Action; Defendants’ insurers; and all present and former directors and officers, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, and divisions.

1.9       “Effective Date” means the first date by which all of the events and conditions specified in ¶ 6.1 herein have been met and have occurred.

1.10     “Execution Date” means the date this Stipulation has been signed by all the signatories through their respective counsel.

1.11     “Fee Award” means the terms of the agreed upon sum be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses, detailed in ¶¶ 5.1-5.2, subject to Court approval, in recognition of the benefits conferred upon Hemispherx and Current Hemispherx Shareholders by the filing, prosecution, and settlement of the Action.

1.12     “Final” means the time when a judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review.  More specifically, it is that situation when (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Action; or (2) an appeal has been filed and the court of appeals has either affirmed the judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the judgment or dismissing the appeal.

1.13     “Final Order and Judgment” means the order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.

1.14     “Hemispherx,” the “Company” or “Nominal Defendant” means Hemispherx Biopharma, Inc. and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.

1.15     “Individual Defendants” means collectively, William A. Carter, M.D., Thomas K. Equels, Iraj E. Kiani, N.D., Ph.D., William M. Mitchell, M.D., David R. Strayer, M.D., and Richard C. Piani.

1.16     “Notice to Current Hemispherx Shareholders” or “Notice” means the Notice of Pendency and Proposed Settlement of Shareholder Action, substantially in the form of Exhibit B attached hereto.

1.17     “Parties” means, collectively, each of the Plaintiffs (on behalf of themselves and derivatively on behalf of Hemispherx), each of the Individual Defendants, and Nominal Defendant Hemispherx.

1.18     “Person” or “Persons” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.19     “Plaintiffs” means, collectively, Michael Hanna, Robert Rank, and Gary Bonnet.

1.20     “Plaintiffs’ Counsel” means: (i) The Weiser Law Firm, P.C., 121 N. Wayne Avenue, Suite 100, Wayne, Pennsylvania 19087; (ii) Robbins Umeda LLP, 600 B Street, Suite 1900, San Diego, California 92101; and (iii) Harwood Feffer LLP, 448 Madison Avenue, 8th Floor, New York, New York 10022.

1.21     “Plaintiffs’ Released Claims” means all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature, and description whatsoever, including both known claims or Unknown Claims, asserted or that might have been asserted in any forum by Plaintiffs’ Released Persons or any other plaintiff derivatively on behalf of Hemispherx, against Defendants’ Released Persons, that were or could have been alleged in the Action, or that arise from, or relate to the matters or occurrences that were alleged in the Action (except for claims to enforce the Settlement).

1.22     “Plaintiffs’ Released Persons” means Plaintiffs, and each of their immediate family members, spouses, heirs, executors, administrators, successors, trustees, attorneys, personal or legal representatives, advisors, estates, assigns, and agents thereof.

1.23     “Preliminary Approval Order” means the Order to be entered by the Court, substantially in the form of Exhibit C attached hereto, including, inter alia, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that Notice be provided to Current Hemispherx Shareholders, and scheduling a Settlement Hearing to consider whether the Stipulation and Fee Award should be approved.

1.24     “Released Parties” means Defendants’ Released Persons and Plaintiffs’ Released Persons.

1.25     “Settlement” means the settlement documented in this Stipulation.

1.26     “Settlement Hearing” means a hearing by the Court to review this Stipulation and determine: (i) whether to enter the Final Order and Judgment; and (ii) all other matters properly before the Court.

1.27     “Stipulation” means this Stipulation and Agreement of Settlement.

1.28     “Unknown Claims” means any of Plaintiffs’ Released Claims and Defendants’ Released Claims that any Party does not know or suspect exists in his, her, or its favor at the time of the Settlement, including, without limitation, those claims which, if known, might have affected the decision to enter into, or not object to, this Settlement.  The Parties expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code Section 1542 (“§ 1542”) or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them, with respect to Plaintiffs’ Released Claims and Defendants’ Released Claims in the Settlement, as the case may be, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Plaintiffs’ Released Claims and Defendants’ Released Claims known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do not exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

2.	Corporate Governance Measures

2.1       The Board has agreed to adopt, or to maintain where already implemented, the corporate governance measures set forth in Exhibit A within ninety (90) business days after the Effective Date of this Stipulation.

2.2       Hemispherx acknowledges that the Board’s decision to implement these corporate governance measures is substantially due to the institution, prosecution, and settlement of the Action.

2.3       Hemispherx, Plaintiffs, and Plaintiffs’ Counsel believe that the corporate governance measures set forth in Exhibit A have materially benefited or will materially benefit Hemispherx and Current Hemispherx Shareholders.

3.	Procedure for Implementing the Settlement

3.1       Within five (5) business days after the Execution Date of this Stipulation, the Parties shall submit the Stipulation together with its exhibits to the Court and shall jointly apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit C attached hereto, requesting, inter alia: (i) preliminary approval of the settlement set forth in this Stipulation; (ii) approval of the method of providing notice of pendency and proposed Settlement to Current Hemispherx Shareholders; (iii) approval of the form of Notice attached hereto as Exhibit B; and (iv) a date for the Settlement Hearing.

3.2       Within ten (10) business days of the Court’s entry of the Preliminary Approval Order, Hemispherx shall cause a copy of the Notice to be filed with the SEC via a Current Report on Form 8-K and shall post the Notice on Hemispherx’s website at www.hemispherx.net.  All costs of such Notice and posting shall be paid by Hemispherx.  The Notice also shall be available for viewing on the website of Robbins Umeda LLP at www.robbinsumeda.com no later than ten (10) business days after entry of the Preliminary Approval Order.  The Parties believe the content and manner of such procedure constitutes adequate and reasonable notice to Current Hemispherx Shareholders pursuant to applicable law.

3.3       Plaintiffs’ Counsel shall request that the Court hold the Settlement Hearing after notice as described above is given to Current Hemispherx Shareholders to approve the Settlement and the agreed-to Fee Award.  At the Settlement Hearing, Plaintiffs’ Counsel shall request, and the Individual Defendants and Hemispherx shall not oppose, the Court’s final approval of the Fee Award, as further discussed in Section 5 below.

3.4       If the Court approves the Settlement at the Settlement Hearing, the Parties will jointly request entry of the Final Order and Judgment by the Court, the entry of which is a condition of this Stipulation: (i) approving finally the Settlement set forth in the Stipulation as fair, adequate, and reasonable, and directing its consummation pursuant to its terms; (ii) finally approving the Fee Award; (iii) dismissing with prejudice all of Plaintiffs’ Released Claims against Defendants’ Released Persons; (iv) permanently barring and enjoining the institution and prosecution by Plaintiffs’ Released Persons and anyone acting on behalf of Hemispherx against Defendants’ Released Persons in any court asserting any of Plaintiffs’ Released Claims and any claims arising out of, relating to or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action; (v) permanently barring and enjoining the institution and prosecution by Defendants’ Released Persons of any action against Plaintiffs’ Released Persons in any court asserting any of the Defendants’ Released Claims arising out of, relating to, or in connection with the institution, prosecution, assertion, defense, settlement, or resolution of the Action; and (vi) containing such other and further provisions consistent with the terms of this Stipulation to which the Parties hereto consent in writing.

4.	Releases

4.1       In consideration of the obligations and commitments undertaken by Defendants and the releases by Defendants’ Released Persons, which constitute good and valuable consideration, and subject to the terms and conditions of this Stipulation, on the Effective Date, Plaintiffs’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Defendants’ Released Persons any and all of Plaintiffs’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Plaintiffs’ Released Claims against Defendants’ Released Persons.

4.2       In consideration of the obligations and commitments undertaken by the Parties, which constitute good and valuable consideration, and subject to the terms and conditions of this Stipulation, on the Effective Date, Defendants’ Released Persons shall fully, finally and forever release, relinquish and discharge as against Plaintiffs’ Released Persons any and all of Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all Defendants’ Released Claims against Plaintiffs’ Released Persons.

4.3       Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.

5.	Plaintiffs’ Counsel’s Attorneys' Fees and Expenses

5.1       As a unitary part of the Settlement terms set forth herein and in recognition of the substantial benefits provided to Hemispherx and Current Hemispherx Shareholders as a result of the prosecution and settlement of the Action, Hemispherx shall cause to be paid to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the Action in the total amount of $200,000.

5.2       The Fee Award shall be transferred to The Weiser Law Firm, P.C., as receiving agents for Plaintiffs’ Counsel, within thirty (30) business days after entry of the Preliminary Order.

5.3       Payment of the Fee Award in the amount approved by the Court shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Action and the resolution of the claims alleged therein.  The Weiser Law Firm, P.C. shall be solely responsible for the distribution of the Fee Award to Plaintiffs’ Counsel.  Defendants and Defendants’ Counsel shall have no responsibility for the distribution of the Fee Award among Plaintiffs’ Counsel.  Defendants shall have no obligation to make any payment other than as provided herein to any Plaintiffs’ Counsel.

5.4       Except as otherwise provided herein, each of the Parties shall bear his, her, or its own costs.

5.5       The Parties agree that the denial, in whole or in part, of the Fee Award, shall in no way affect the enforceability, validity or finality of the Settlement.

6.	Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1       The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

approval by the Board;
the entry by the Court of the Final Order and Judgment;
the payment of the Fee Award in accordance with ¶¶ 5.1-5.2 hereof; and
the judgment has become Final.

6.2       If any of the conditions specified in ¶ 6.1 are not met, then the Stipulation shall be canceled and terminated subject to ¶ 6.3, and the Settling Parties shall be restored to their respective positions in the Action as of the Execution Date of this Stipulation, unless Plaintiffs’ Counsel and counsel for the Defendants mutually agree in writing to proceed with the Stipulation.

6.3       If for any reason the Effective Date of the Stipulation does not occur, or if the Stipulation is in any way canceled or terminated or if the judgment specified in ¶ 6.1(d) is successfully attacked collaterally, then the payments to Plaintiffs’ Counsel pursuant to Section 5, and any and all interest accrued thereon since payment, shall be returned to Hemispherx, its designee, and/or its successors within ten (10) business days of said event.  The return obligation set forth in this paragraph is the obligation of The Weiser Law Firm, P.C., which agrees to be subject to the jurisdiction of the Court for the purposes of enforcing this subparagraph.  The Weiser Law Firm, P.C. reserves the right to seek contribution from other Plaintiffs’ Counsel (and/or any other counsel that receives any portion of the Fee Award) for the purpose of enforcing this subparagraph, and all Plaintiffs’ Counsel (and/or any other counsel) who receive any portion of the Fee Award shall subject themselves to the jurisdiction of the Court for enforcement of this subparagraph.

6.4       In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, the Parties shall be restored to their respective positions as of the Execution Date of this Stipulation, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any of the Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding.  In such event, the terms and provisions of the Stipulation, with the exception of ¶¶ 1.1-1.28, 6.2-6.4, 8.4, 8.6, 8.9, 8.10, and 8.11 herein, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.	Bankruptcy

7.1       In the event any proceedings by or on behalf of Hemispherx, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner.

7.2       In the event of any Bankruptcy Proceedings by or on behalf of Hemispherx, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.

8.	Miscellaneous Provisions
8.1       The Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2       The Parties agree that the terms of the settlement were negotiated in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel.  The Parties will request that the Judgment in the Action will contain a finding that during the course of the litigation, the Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar rules of professional conduct.  The Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.

8.3       In the event that any part of the settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the settlement shall remain intact.

8.4       Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, the validity of any of Plaintiffs’ Released Claims, or of any fault, wrongdoing or liability of any of the Parties, Plaintiffs’ Counsel, Defendants’ Counsel, Defendants’ Released Persons or Plaintiffs’ Released Persons; or (ii) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties as a presumption, a concession or an admission of, or evidence of, any fault, omission, wrongdoing or liability of any of the Parties, Plaintiffs’ Counsel, Defendants’ Counsel, Defendants’ Released Persons or Plaintiffs’ Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal.  The Parties, Plaintiffs’ Counsel, Defendants’ Counsel, Defendants’ Released Persons and Plaintiffs’ Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8.5       The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.6       The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.

8.7       The Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Parties with respect to the Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

8.8       The Stipulation shall be deemed drafted equally by all Parties hereto.

8.9       The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the Commonwealth of Pennsylvania and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the Commonwealth of Pennsylvania without giving effect to that State’s choice of law principles.  No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.10     All agreements made and orders entered during the course of the Action relating to the confidentiality of information and documents, including without limitation the Stipulated Protective Order that was entered by the Court on May 17, 2010 and signed by Plaintiffs’ Counsel on August 5, 2010, shall survive this Stipulation.

8.11     Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Parties hereby warrants that such Person has the full authority to do so.  The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties, Plaintiffs’ Released Persons, and Defendants’ Released Persons.

8.12     The Stipulation may be executed by facsimile and in one or more counterparts.  All executed counterparts and each of them shall be deemed to be one and the same instrument.  A complete set of original executed counterparts shall be filed with the Court.

IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of December 10, 2010.

DATED: December 10, 2010	THE WEISER LAW FIRM, P.C.
ROBERT B. WEISER (PA #81575)
BRETT D. STECKER (PA #86242)
JEFFREY J. CIARLANTO (PA #205838)

ROBERT B. WEISER

121 N. Wayne Avenue, Suite 100
Wayne, PA 19087
Telephone: (610) 225-2677
Facsimile: (610) 225-2678

DATED: December 10, 2010	HARWOOD FEFFER LLP
ROBERT I. HARWOOD
DANIELLA QUITT

ROBERT I. HARWOOD

488 Madison Avenue, 8th Floor
New York, NY 10022
Telephone: (212) 935-7400
Facsimile: (212) 753-3630

DATED: December 10, 2010	ROBBINS UMEDA LLP
MARC M. UMEDA
FELIPE J. ARROYO
KELLY M. MCINTYRE
CONRAD B. STEPHENS

MARC M. UMEDA

600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Counsel for Plaintiffs

DATED: December 10, 2010	PEPPER HAMILTON LLP
ROBERT L. HICKOK
GAY PARKS RAINVILLE

ROBERT L. HICKOK

3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103
Telephone: (215) 981-4000
Facsimile: (215) 981-4750

Counsel for Individual Defendants William A. Carter, M.D., Thomas K. Equels, Iraj E. Kiani, N.D., Ph.D., William M. Mitchell, M.D., David R. Strayer, M.D., and Richard C. Piani, and Nominal Defendant Hemispherx Biopharma, Inc.

Exhibit A

Corporate Governance Measures

As referenced in Section 2 of the Parties’ Stipulation and Agreement of Settlement (“Stipulation”), set forth below are substantial corporate governance measures that were implemented or are being implemented by Hemispherx Biopharma, Inc. (“Hemispherx” or “the Company”) and are the result of extensive arm’s-length negotiations.  Hemispherx acknowledges that its Board of Directors’ decision to implement these corporate governance measures is substantially due to the institution, prosecution, and settlement of the Action (as defined in the Stipulation).

I.	Hemispherx shall establish and maintain a Disclosure Controls Committee

A.	Membership

1.	The Disclosure Controls Committee shall consist of at least:

a.	The General Counsel;

b.	The Chief Financial Officer (“CFO”) and/or the Controller;

c.	The Chief Science Officer;

d.	An Independent Director; and

e.	The Investor Relations Coordinator.

(1)
The Investor Relations Coordinator will be a senior level employee at the Philadelphia headquarters with day to day knowledge of Company activities who reports directly to  the Company’s Chief Executive Officer (“CEO”)

2.	The composition of the Disclosure Controls Committee may only be changed once each calendar year as the Company Audit Committee determines to be necessary or desirable.

3.
A majority of the members of the Disclosure Controls Committee shall constitute a quorum for purposes of holding a meeting, and the Committee may act by a vote of a majority of the members present at such meeting.

B.	Responsibilities

1.	The Disclosure Controls Committee shall be responsible for:

a.	Implementing and monitoring the Company’s disclosure controls and procedures;

b.
Evaluating the effectiveness of the Company’s disclosure controls and procedures as of the end of each fiscal quarter and year-end, with the Audit Committee and the Company's external auditors, if the Audit Committee deems necessary;

c.	Evaluating the materiality of information and events relating to or affecting the Company and determining the timing and appropriate method of disclosure of information deemed material;

d.	Reviewing and evaluating all interactions with the Food and Drug Administration (“FDA”), including, but not limited to, the status of all new and pending drug applications;

e.
With the assistance of the Audit Committee, ensuring that the   entire Board is informed of all communications with the FDA, including all interactions the Disclosure Controls Committee evaluated, whether they are deemed material or not;

f.
Reviewing in advance, in conjunction with the Audit Committee, the Company’s quarterly earnings press release and related materials (such as analyst conference call scripts) to determine the adequacy and accuracy of the disclosures included therein;

g.
Reviewing in advance, in conjunction with the Audit Committee, each Form 10-K, Form 10-Q, Form 8-K, and proxy statement filed by the Company with the SEC, and each Annual Report to stockholders, to determine the adequacy and accuracy of the disclosures included therein;

h.	Reporting and advising the Company’s CEO and CFO with respect to the certifications they must provide for the Company’s quarterly and annual reports; and

i.	Reporting any disclosure issues to the Audit Committee of the Company’s Board of Directors.

2.	The Disclosure Controls Committee shall also undertake other duties or responsibilities as the Company’s CEO, CFO, General Counsel, and Audit Committee, together, determine is necessary or desirable.

C.	Process

1.
The Disclosure Controls Committee shall hold regular meetings, record meeting minutes, and provide the Audit Committee with all meeting minutes, materials, exhibits and attachments in connection with the preparation and review of each of the Company’s Forms 10-K, Forms 10- Q, Annual Reports, and proxy statements, and quarterly earnings release and related materials.

2.
The Disclosure Controls Committee shall also hold ad hoc meetings as necessary or appropriate (and record meeting minutes), including upon the occurrence of an unusual or significant event that may require the filing of  a Form 8-K report by the Company, and provide the Audit Committee    with all meeting minutes, materials, exhibits and attachments.

3.	The Disclosure Controls Committee shall review the Company’s press releases prior to their publication.

4.
The Disclosure Controls Committee may invite other Company personnel and/or representatives of the Company’s external auditors, outside   counsel, or other outside advisors to attend Committee meetings, as  deemed necessary or appropriate by the Committee in performing its   duties and responsibilities.

5.
Before each Form 10-K, Form 10-Q, and proxy statement is finalized, the Disclosure Controls Committee shall report to the CEO,  CFO and Audit Committee, regarding the Disclosure Controls Committee’s deliberations, activities, and disclosure recommendations sufficiently prior to the filing or distribution of the final document for the CEO and CFO to satisfy themselves as to the adequacy of the process and to provide their own    input on disclosure.

6.	At least on a quarterly basis, the Disclosure Controls Committee Chairperson shall report any concerns regarding disclosure issues to the Audit Committee of the Board.

II.	The Company Shall Amend The Audit Committee Charter To Include Oversight Of The Disclosure Controls Committee

A.
The Audit Committee Charter will be amended to state that the Audit Committee shall be responsible for oversight of the work of the Disclosure Controls Committee and that, at least on a quarterly basis, the Audit Committee will meet with the Chairperson of the Disclosure Controls Committee regarding any  concerns of that Committee regarding disclosure issues.

III.	Lead Independent Director

A.
The Board shall maintain the position of Lead Independent Director, whom the Independent Directors shall annually elect.  The Lead Independent Director shall  be responsible for coordinating the activities of the Independent Directors, as described in the Company’s Form 10-K.  In addition to the duties of all members   of the Board (which shall not be limited or diminished by the Lead Independent Director’s role), the specific responsibilities of the Lead Independent Director are to advise the Chairman of the Board, and  to undertake the following:

a.	determine the appropriate schedule of Board meetings after consultation with the CEO, Chairman of the Board, and other Board members, as necessary;

b.	consult with the CEO, Chairman of the Board, and other Board members on the agenda for the Board, and oversee the preparation of the agenda;

c.
assess the quality, quantity, and timeliness of the flow of information from the Company’s management to the Independent Directors to ensure that it  is sufficient for the Independent Directors to satisfy their duties;

d.	direct management to include in the materials prepared for the Board any materials that the Lead Independent Director deems important;

e.	coordinate with the Chairman of the Corporate Governance and Nomination Committee to oversee compliance with and implementation of the Company’s corporate governance policies;

f.
coordinate, approve the agenda for, and moderate executive sessions of the Board’s Independent Directors, and act as principal liaison between the Independent Directors and the Chairman of the Board and/or CEO on sensitive issues; and

g.	assist the Chairman of the Compensation Committee in his evaluation of the CEO’s performance.